UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): February 7, 2011
INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 465-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (a) Effective at the close of business on February 7, 2011, Peter L. Larsen resigned as a Director and as Presiding Director of Income Opportunity Realty Investors, Inc. (the “Company” or the “Issuer” or the “Registrant”). Mr. Larsen had been a Director of the Company since February 20, 2004 and Presiding Director since June 2004. Mr. Larsen, currently retired, has been involved in the commercial real estate industry since 1972 and since 1992 has also been a director of four Texas non-profit corporations which own 545 apartment units and are overseeing the development of a multi-million dollar retirement center in Coppell, Texas. At the time of his resignation as a Director, Mr. Larsen had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.
     (d) On February 8, 2011, the Board of Directors of the Company elected Henry A. Butler, age 60, as a Director to fill the vacancy on the Board of Directors created by the resignation of Peter L. Larsen. Mr. Butler is a broker-land sales (since July 2003) for Prime Income Asset Management, LLC (“Prime”), the contractual advisor to the Company. Mr. Butler was a director of the Company from December 2001 until July 1, 2003. Mr. Butler is Chairman of the Board (since May 2009) and a Director (since July 2003) of American Realty Investors, Inc., a Nevada corporation (“ARL”) which has its Common Stock listed and traded on the New York Stock Exchange (“NYSE”) and Chairman of the Board (since May 2009) and a Director (since December 2001) of Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”) which also has its Common Stock listed and traded on the NYSE. On February 8, 2011, Mr. Butler was also elected a Vice President of the Company.
     On February 8, 2011, the Board of Directors of the Company also elected RL S. Lemke, age 54, as a Director to fill a vacancy on the Board of Directors. Mr. Lemke was also elected as Vice President of the Company on February 8, 2011. Mr. Lemke is Vice President, Project Development for Prime. Mr. Lemke has been so employed for more than the past five years. Mr. Lemke holds a Juris Doctor degree (1982) from Creighton University School of Law.
     On February 8, 2011, the Board of Directors appointed Ted R. Munselle as Presiding Director to replace Peter L. Larsen who resigned on February 7, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 10, 2011	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer